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                                                                   Exhibit 4.3-D
                              CERTIFICATE OF TRUST
                                       OF
                             HL&P CAPITAL TRUST IV


          THIS CERTIFICATE OF TRUST of HL&P Capital Trust IV (the "Trust"), dated January 10, 1997, is being duly executed and filed by the undersigned as trustee, to form a business trust under the Delaware Business Trust Act
(12 Del. C. (S) 3801 et seq.).
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          1.  Name.  The name of the business trust being formed hereby is
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HL&P Capital Trust IV.


          2.  Delaware Trustee.  The name and business address of the trustee of
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the Trust with a principal place of business in the State of Delaware are The
Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware
19711.

          3.  Effective Date.  This Certificate of Trust shall be effective at
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the time of its filing.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust at the time of filing this Certificate of Trust, has executed this Certificate of Trust as of the date first above written.


                                       THE BANK OF NEW YORK (DELAWARE),
                                       as Trustee


                                       By: /s/ Joseph G. Ernst
                                          -------------------------------
                                          Name:  Joseph G. Ernst
                                          Title:  Assistant Vice President